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                                                                    EXHIBIT 99.6



                             Dated November 5, 1999








                                MR JOSEPH F BOHAN




                                       AND




                          BRADFORD PARTICLE DESIGN PLC




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                           AGREEMENT GRANTING OPTIONS


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                                      1.


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THIS AGREEMENT is made the fifth day of November, 1999.

BETWEEN

(1) MR JOSEPH F BOHAN of 123 Blackberry Lane, Amherst, Massachusetts, 01002-3526, USA ("THE PARTICIPANT")

(2) BRADFORD PARTICLE DESIGN PLC (Company Number 2898064) whose registered office is at 69 Listerhills Science Park, Campus Road, Bradford, West Yorkshire, BD7 1HR ("THE COMPANY")

WHEREAS

(A) The Company has established The Bradford Particle Design plc Unapproved Employee Share Option Scheme ("THE SCHEME") under which options may be granted to selected employees of the Company.

(B) The Company wishes to grant an option to the Participant on terms which are similar to the terms which apply to options granted under the Scheme (as amended from time to time) to employees of the Company.

IT IS HEREBY AGREED as follows:-

1. In this Agreement any term defined in the Scheme (as amended from time to time) shall have the same meaning herein and the rules of the Scheme are hereby incorporated into this Agreement unless varied by this Agreement.

2. The Company grants to the Participant an option to acquire 2,000 shares in accordance with the terms of this Agreement.

3. The price at which shares may be acquired by the exercise of an option is L10.00 per share.

4. Rule 2(3) of the Scheme (as amended from time to time) shall not apply to the options granted to the Participant under this Agreement.

5. Rule 5 (Exercise of Options) of the Scheme (as amended from time to time) shall apply to the options granted to the Participant under this Agreement with the following modifications:

         (a)   in sub-rule 5(3) there shall not be any "relevant condition";

         (b) in sub-rule 5(4) the words "or he supplies his services to a Group Member" are inserted after the words "Group Member";

         (c) sub-rule 5(5) shall be deleted and replaced with the following sub-rule:

               "If any Participant ceases to be a director or an employee of a Group Member or ceases to provide his services to a Group

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               Member (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him;

         (a) if he so ceases by reason of injury or disability the option may (and subject to sub-rule (4) above must, if at all) be exercised within the exercise period);

         (b) if he so ceases by reason of the Company to which he supplies his services ceasing to be a Group Member or by reason of the business or part of the business to which he supplies his services being transferred to a person who is not a Group Member, the option may (and subject to sub-rule (4) above must, if at all) be exercised within the exercise period;

         (c) if he so ceases for any other reason the option may be not be exercised at all unless the Board shall so permit, in which event it may (and subject to sub-rule (4) above must, if at all) be exercised to the extent permitted by the Board within the exercise period;

               and in this sub-rule the exercise period is the period which shall commence on the later of the date of cessation and the grant of an exit event unexpired 12 months after the commencement of such period.

6. Rule 6 (Takeover, Reconstruction and Winding-up) of the Scheme (as amended from time to time) shall apply to the option granted to the Participant under this Agreement with the following modification:

         (a) the cross references to the provisions of Rule 5 of the Scheme shall be construed as references to Rule 5 of the Scheme as amended by this Agreement.

7. Rule 7 (Variation of Capital) of the Scheme shall apply to the option granted to the Participant under this Agreement mutatis mutandis.

8. The Participant waives any and all rights to compensation or damages in consequences of the Company terminating its agreement with the Participant for the provision of the Participant's services for any reason whatsoever in so far as the rights to compensation or damages arise or may arise from the Participant ceasing to have rights under or to be entitled to exercise any option as a result of such termination.

9.       The Participant acknowledges that:

         (a) any options he receives pursuant to this Agreement shall not be qualifying incentive stock options; and

         (b) any securities which he receives pursuant to this Agreement will be restricted securities (as that term is defined in Rule 144 of the US Securities Act of 1933).

10.      Any notice or other communication required to be given under this
         Agreement:

         (a) to the Company shall be addressed and delivered to the Company at its registered office for the time being (marked for the attention of the Company Secretary);

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         (b)   to the Participant shall be addressed and delivered to the
               Participant to either his last known address or to the address of the place of business at which he performs the whole or substantially the whole of his services for a Group Member or in either case at such other address and/or marked for such other person's attention as may be notified by one party to the other party from time to time for this purpose.

11. Any notice or other communication to be given under this Agreement may be given by facsimile transmission or by first class prepaid post and shall be effective at the later of the time of receipt and the normal business opening time following such receipt.

12. This Agreement may be signed by each party on separate counterparts and when taken together shall constitute one and the same instrument. Any party may enter into this Agreement by any such counterpart.

13. This Agreement shall be governed by and construed in all respects in accordance with English law.

IN WITNESS whereof this Agreement is executed as a Deed the day and year first above written

Executed as a Deed by MR JOSEPH F BOHAN

/s/ Joseph F. Bohan
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JOSEPH F BOHAN


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Date


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Signature of Witness


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Name of Witness


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Occupation


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Date

Executed as a Deed by
BRADFORD PARTICLE DESIGN PLC

Signed                                    Director
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Signed                                    Director/Company Secretary
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                                       3.